Exhibit 10.12

September 14, 2021

Dear CIIG Management II LLC,

This letter agreement (this “Amended Agreement”) sets forth the terms of the agreement between CIIG Management II LLC (the “Company”) and the undersigned. Reference is hereby made to that certain letter agreement dated March 5, 2021 among the parties hereto, as amended by the parties hereto as of August 10, 2021 (the “Initial Agreement”). This Amended Agreement hereby amends and restates the Initial Agreement in its entirety. The Company is the sponsor of CIIG Capital Partners II, Inc. (the “SPAC”), a blank check company formed for the purpose of acquiring one or more businesses or entities (a “Business Combination”), which intends to register its securities under the Securities Act of 1933, as amended (the “Securities Act”), in connection with its initial public offering (“IPO”).

The undersigned (i) commits to purchase limited liability company interests (“Interests”) of the Company for an aggregate purchase price of $1,791,667 (up to $2,010,417 if the underwriters of the IPO exercise their overallotment option in full), which funds will be used to fund the purchase by the Company of 1,791,667 warrants (up to 2,010,417 warrants if the overallotment option is exercised in full) of the SPAC (the “Insider Warrants”) at a purchase price of $1.00 per warrant and (ii) hereby expresses an interest to purchase a number of units of the SPAC (each unit consisting of one share of Class A common stock (a “Public Share”) and one-third of one warrant to purchase one share of common stock of the SPAC) that are sold to the public in the IPO equal to 7.5% of the number of such units sold in the IPO (the “Purchased Public Units”). In conjunction with such purchase of Interests, the Amended and Restated Limited Liability Company Operating Agreement of the Company (to be entered into at the time of the IPO) (the “Operating Agreement”) will reflect the allocation to the undersigned of an indirect ownership interest in (i) 1,791,667 Insider Warrants (up to 2,010,417 Insider Warrants if the overallotment option is exercised in full) and (ii) 625,000 shares of Class B common stock the SPAC (up to 718,750 shares if the overallotment option is exercised in full) (“Founder Shares”) held by the Company. It is the intention of the parties hereto that the undersigned will purchase no less than 7.5% of the number of Public Shares outstanding immediately following the IPO (including any Public Shares sold by virtue of the underwriters’ exercise of the overallotment option), and if the undersigned has not been allocated a sufficient number of Purchased Public Units after taking into account such overallotment exercise, the undersigned shall purchase, no later than 60 days from the date of such overallotment exercise, a number of Public Shares in the market to enable it to hold at least 7.5% of the number of Public Shares outstanding immediately following such overallotment exercise (such 7.5% of the Public Shares, the “Minimum Number of Shares”). Notwithstanding the foregoing, in the event the undersigned (i) fails to purchase the Minimum Number of Shares or (ii), if on either the date of the vote by the SPAC’s stockholders to approve the Business Combination or the business day immediately prior to the closing of the Business Combination, the undersigned (A) elects to redeem any portion of its Minimum Number of Shares in connection with the Business Combination (or otherwise at any time prior to the liquidation of the SPAC if a Business Combination is not timely consummated), (B) fails to beneficially own or hold, directly or indirectly, including through any firm commitments to purchase, a number of Public Shares of the SPAC at least equal to the Minimum Number of Shares or (C) fails to vote its Minimum Number of Shares in favor of the Business Combination, then the allocation of Founder Shares set forth in the preceding sentence shall be reduced to 30% of the number of Founder Shares set forth in the preceding sentence (taking into account whether and to the extent the overallotment option was exercised). The schedule of members attached to the Operating Agreement shall be amended at that time to reflect any such reduced allocation of Founder Shares to the undersigned. In addition, in the event the SPAC elects to increase the size of its IPO by up to 20% (plus any additional overallotment increase on such additional 20%), the parties hereto agree to adjust the purchase price, Minimum Number of Shares, number of Insider Warrants and number of Founder Shares contemplated by this Amended Agreement to reflect any such increased IPO size as they may reasonably agree upon.

Each Insider Warrant consists of one warrant to purchase one share of Class A common stock of the SPAC at an exercise price of $11.50 per share. The undersigned will fund the purchase price of the Interests to the Company on or prior to the date the Company is required to fund the purchase price of the Insider Warrants by the underwriters of the SPAC. The aggregate purchase price shall be deposited by the undersigned on behalf of the Company into the trust fund (“Trust Fund”) established by the SPAC for the benefit of its public shareholders to be described in the SPAC’s registration statement to be filed in connection with the IPO (“Registration Statement”). The remaining proceeds of the sale by the Company of Interests shall be deposited into the operating account of the Company for general corporate purposes. The Founder Shares and Insider Warrants do not participate in the Trust Fund and in the event the SPAC does not consummate an initial Business Combination, will expire worthless. The Company will retain voting and dispositive power over the undersigned’s Founder Shares and Insider Warrants until the consummation of the Business Combination, at which time the Company will distribute such securities to the undersigned (subject to forfeiture as described above, or to applicable lock-up or escrow restrictions, as described below or pursuant to the terms of the Business Combination). If the SPAC does not consummate the IPO, any portion of the aggregate purchase price already funded will be returned to the undersigned, without interest.

The undersigned acknowledges that, if in the course of the IPO, the underwriter determines that fewer Insider Warrants must be purchased in order to consummate the IPO based on market conditions at that time, unless otherwise agreed by the Managing Members (as defined below) and the undersigned, The undersigned’s allocation of Insider Warrants and Founder Shares as described in this letter shall be reduced pro rata with the other members of the Company in accordance with its Insider Warrant Percentage and Founder Share Percentage (as defined in the Operating Agreement), and the portion of the aggregate purchase price representing the Insider Warrants and Founder Shares reduced from the undersigned’s allocation shall be refunded to the undersigned promptly following the consummation of the IPO.

The consummation of the purchase by the undersigned of the Interests shall occur simultaneously with the consummation of the IPO.

Other than with respect to the return of the aggregate purchase price, or a portion thereof, as contemplated herein, the undersigned agrees that, in consideration of the subscription for Interests as contemplated hereby, it does not have any right, title, interest or claim of any kind in or to any monies of the Trust Fund (“Claim”) and hereby waives any Claim it may have in the future against the Company and the SPAC and will not seek recourse against the Trust Fund for any reason whatsoever.

The Insider Warrants and Founder Shares allocated to the Interests will be identical to the warrants and the shares of common stock included in the units to be sold by the SPAC in the IPO, except that:

•	the Company has agreed to vote the Founder Shares in favor of any proposed Business Combination;

•

unless otherwise agreed with the underwriters of the IPO and as set forth in the Registration Statement, all Founder Shares and Insider Warrants (and the securities issuable upon exercise of the Insider Warrants) will be subject to the following lock-up provisions, extending beyond the distribution by the Company to the undersigned of its Insider Warrants and Founder Shares upon the consummation of the Business Combination:

•

the Founder Shares are not transferable or salable until the earlier of (A) one year after the completion of the Business Combination or (B) the date on which the last sale price of the SPAC’s common stock equals or exceeds $12.00 per share (as adjusted for share splits, share capitalizations, reorganizations and recapitalizations) for any 20 trading days within any 30 trading day period commencing at least 150 days after the Business Combination; notwithstanding the foregoing, if the SPAC consummates a subsequent liquidation, merger, share exchange or other similar transaction after its initial business combination that results in all of its shareholders having the right to exchange their common stock for cash, securities or other property, the foregoing restrictions will immediately expire; and

•

the Insider Warrants and the securities contained therein are not transferable or salable until 30 days after the completion of the Business Combination (and for the avoidance of doubt, neither of the foregoing lockup provisions shall apply to the warrants and the shares of common stock included in the units to be sold by the SPAC in the IPO that may be purchased by the undersigned, including the Purchased Public Units and the securities underlying such units);

•

the Insider Warrants (and the securities issuable upon exercise of the Insider Warrants) and Founder Shares will be subject to customary registration rights, which shall be described in the Registration Statement;

•

the undersigned will not participate in any liquidation distribution with respect to the Insider Warrants and Founder Shares (but will participate in liquidation distributions with respect to any units or common stock of the SPAC purchased directly by the undersigned in the IPO or in the open market) if the SPAC fails to consummate a Business Combination; and

•

the Insider Warrants and Founder Shares will include any additional terms or restrictions as are customary in other similarly structured blank check company offerings or as may be reasonably required by the underwriters in the IPO in order to consummate the IPO, each of which will be set forth in the Registration Statement.

So long as the warrants included in the Insider Warrants continue to be held by the undersigned or its permitted transferees, the SPAC will not redeem such warrants and will permit the undersigned or its permitted transferees to exercise such warrants on a cashless basis.

The undersigned acknowledges that pursuant to the Operating Agreement, if prior to a Business Combination, the Company’s managing members (the “Managing Members”) deem it necessary in order to facilitate a Business Combination by the SPAC for the Company to forfeit, transfer, exchange or amend the terms of all or any portion of the SPAC’s Founder Shares or Insider Warrants or to enter into any other arrangements with respect to the Founder Shares or Insider Warrants (including, without limitation, the transfer of Interests of the Company representing an interest in any of the foregoing) to facilitate the consummation of such Business Combination, including voting in favor of any amendment to the terms of the Founder Shares or Insider Warrants or the Operating Agreement (each, a “Change in Investment”), the Managing Members shall enter into any such agreement or arrangement involving a Change in Investment, vote in favor of any proposal involving a Change in Investment or otherwise facilitate or take any action to affect or permit any Change in Investment without the consent of any member of the Company or the undersigned, except in the event of a disproportionate or material adverse Change in Investment affecting an individual member or group of members of the Company, in which case the written consent of such affected individual member or group of members shall be required. Further, in the event Founder Shares, Insider Warrants or any other securities held by the Company are forfeited or transferred as part of such Business Combination, the Managing Members shall allocate such forfeited or transferred securities among the members of the Company in proportion to the percentage interest(s) to which such securities relate; provided, however, that (i) the total number of Founder Shares allocated to the undersigned shall never be less than 30% of the number of Founder Shares set forth in the second paragraph of this letter (taking into account whether and to the extent the overallotment option was exercised), (ii) no such Change in Investment shall reduce the number of Insider Warrants allocated to the undersigned and (iii) no terms in the Change in Investment shall adversely affect or restrict the undersigned’s rights in the Founder Shares allocated to it and shall not further restrict the undersigned’s ability to transfer such Founder Shares. The undersigned understands that certain members of the Company received disproportionate amounts of Founder Shares and Insider Warrants based on their respective investments in the Company, and that the SPAC’s directors and officers will receive an additional allocation of Founder Shares.

The undersigned acknowledges and agrees that it will execute agreements in form and balance typical for transactions of this nature necessary to effectuate the foregoing agreements and obligations prior to the consummation of the IPO as are reasonably acceptable to the undersigned, including but not limited to (i) a registration rights agreement and (ii) the Operating Agreement.

The undersigned hereby represents and warrants that, as applicable:

(a)	it has been advised that the Interests, Founder Shares and Insider Warrants have not been registered under the Securities Act;

(b)	it is acquiring the Interests and the Founder Shares and Insider Warrants represented thereby for its own account for investment purposes only;

(c)	it has no present intention of selling or otherwise disposing of Interests or the Founder Shares and Insider Warrants represented thereby in violation of the securities laws of the United States;

(d)	it is an “accredited investor” as defined by Rule 501 of Regulation D promulgated under the Securities Act;

(e)	it has, if required to do so, completed an IRS Form W-9 or Form W-8BEN (or similar form), as applicable;

(f)

it has had both the opportunity to ask questions and receive answers from the officers and directors of the Company and the SPAC and all persons acting on its behalf concerning the terms and conditions of the offer made hereunder;

(g)	it is familiar with the proposed business, management, financial condition and affairs of the Company and the SPAC;

(h)	it has full power, authority and legal capacity to execute and deliver this letter and any documents contemplated herein or needed to consummate the transactions contemplated in this letter; and

(i)	this letter constitutes its respective legal, valid and binding obligation, and is enforceable against it.

The Company represents that a true and correct copy of the Operating Agreement is attached as Exhibit A hereto. The Operating Agreement has been duly adopted by the Company and there have been no resolutions approved by the Company to alter the Operating Agreement.

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Very truly yours,

[Indirect Anchor Investor]

By:
Name:
Title:

Accepted and Agreed:

CIIG MANAGEMENT II LLC

By:
Name:
Title: